Exhibit 10.1
ASSIGNMENT

This ASSIGMENT is made and entered into by and between Ridgelake Energy, Inc., a Louisiana corporation, whose mailing address is 3636 N. Causeway Blvd., Suite 300, Metairie, Louisiana 70002-7216, Offset Leo LLC, a Delaware limited liability company, whose mailing address is 3500 Washington Ave., Suite 200, Houston, TX 77007, and South Marsh LLC, a Delaware corporation, whose mailing address is 3500 Washington Ave, Suite 200, Houston TX 77007.  (Ridgelake Energy, Inc. is sometimes hereinafter referred to as “ASSIGNOR.”  Offset Leo LLC and South Marsh LLC are sometimes hereinafter jointly referred to as “ASSIGNEE.”)

W I T N E S S E T H:

THAT, WHEREAS, ASSIGNOR is the owner of an undivided interest in that certain Oil and Gas Lease dated effective June 1, 2005, by and between the United States of America, as Lessor, and Ridgelake Energy, Inc., as Lessee, bearing Serial No. OCS-G 27089, covering all of Block 138, South Marsh Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 3C, and containing approximately 5,000 acres (sometimes hereinafter referred to as the “Lease” or “OCS-G 27110”); and

WHEREAS, ASSIGNOR now desires to transfer, convey, deliver and assign to ASSIGNEE eighty percent (80%) of the record title interest in the Lease, which interest is to be conveyed fifty percent (50%) to Offset Leo LLC and fifty percent (50%) to South Marsh LLC.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ASSIGNOR does hereby transfer, convey, deliver and assign to Offset Leo LLC an undivided forty percent (40%) of the record title interest in the Lease, and to South Marsh LLC. an undivided forty percent (40%) of the record title interest in the Lease.

TO HAVE AND TO HOLD said undivided interest to ASSIGNEE, their successors and assigns forever, subject to the following terms and conditions:

1.  This Assignment is subject to approval by the Minerals Management Service, United States Department of the Interior and, upon such approval, record title ownership in OCS-G 27089, all oil and gas resources, except helium gas, that are obtained from or attributable to the Lease shall be owned as follows:

Ridgelake Energy, Inc.	10.00%
Fidelity Exploration & Production Company	10.00%
Offset Leo LLC	40.00%
South Marsh LLC	40.00%
Total:	100.00%

2.  It is acknowledged that ASSIGNEE is not currently qualified by the Minerals Management Service, United States Department of the Interior, to own any oil and gas lease of submerged lands under the Outer Continental Lands Act.  Until such time as appropriate documents have been filed with and approved by the Minerals Management Service, record title to the interest conveyed hereunder to ASSIGNEE shall remain with ASSIGNOR for the benefit of ASSIGNEE.  At such time as ASSIGNEE is qualified with the Minerals Management Service and is granted a Gulf of Mexico qualification number, the parties agree to execute and file such forms as are necessary to have this Assignment approved by the Minerals Management Service.  Furthermore, it is understood and agreed that all cost and expense to record this Assignment and to otherwise file this Assignment with the Minerals Management Service for their approval shall be solely borne by ASSIGNEE.

3.  This Assignment is subject to the terms of that certain Offshore Operating Agreement dated effective December 13, 2006, by and between Ridgelake Energy, Inc. and Fidelity Exploration & Production Company.  ASSIGNEE acknowledges the aforesaid Offshore Operating Agreement and agrees that all operations and accounting relevant to the Lease shall be conducted in accordance with the terms thereof.

4. This Assignment is based on the assumption that ASSIGNOR owns an undivided ninety percent (90%) interest in OCS-G 27089.  Therefore, in the event that ASSIGNOR’S interest in the Lease covers less than an undivided ninety percent (90%) interest in the land and or waterbottoms described therein, or any portion thereof, then the interest herein conveyed shall be proportionately reduced and shall be owned by ASSIGNEE in the proportion that the ownership of ASSIGNOR in the Lease bears to the actual ownership by ASSIGNOR in the lands and or waterbottoms covered thereby.

5. The provisions of this Assignment shall be deemed covenants running with OCS-G 27089 and the lands and or waterbottoms covered thereby, and shall extend to and be binding upon the successors and assigns of ASSIGNOR and ASSIGNEE.

6. This Assignment is expressly made subject to the terms, provisions and conditions of OCS-G 27089.  In addition, it is understood and agreed that this Assignment is made without any express or implied warranty whatsoever, including without limitation warranty of title (except warrant of title by, through and under ASSIGNOR, but not otherwise), merchantability, or fitness for a particular purpose or any other warranty whatsoever.

7.  ASSIGNEE accepts this Assignment subject to all royalty and overriding royalties that burden the Lease as of the effective date of this Assignment.  In particular, ASSIGNEE acknowledges that OCS-G 27089 is burdened with the following royalties and overriding royalties: (a) a 16.66667% royalty payable to the United States of America under the terms of the Lease, (b) a three and one-third percent of eight-eighths (3.33333% of 8/8ths) overriding royalty interest that was granted to Beacon Exploration and Production Company, L.L.C. by Ridgelake Energy, Inc., pursuant to the terms of that certain Assignment of Overriding Royalty Interest executed by the parties thereto on December 12, 2005, and (c) Overriding Royalty Interests in the amount of 1/3rd of 1.0% of 8/8ths. each (a total of 1.0% of 8/8ths) granted by ASSIGNOR pursuant to that certain unrecorded Conveyance of Overriding Royalty dated December 13, 2006, each payable to (1) Petrosand Energy, L.L.C., (2) Digwell Energy, L.L.C. and (3) Delta Oil and Gas, L.L.C.

8.  In addition to the burdens referenced in Article 7 hereinabove, ASSIGNOR hereby reserves unto itself an additional four percent of eight-eighths (4.0% of 8/8ths) overriding royalty interest which shall attach to all oil, gas, and other minerals which are allocated to the ownership interest assigned under the terms of this Agreement to ASSIGNEE and which are obtained from or allocated to the Lease.  The overriding royalty interest reserved unto ASSIGNEE shall be proportionately reduced to the extent that ASSIGNOR has herein assigned to ASSIGNEE less than the entire working interest in the Lease.  The overriding royalty interest hereunder reserved unto ASSIGNOR shall be free of drilling and operating expenses, but shall bear its proportionate part of severance and production taxes.  In addition, the said overriding royalty reserved herein by ASSIGNOR shall be determined, computed and paid or delivered to Ridgelake Energy, Inc. in the same manner provided for payment of Lessor’s royalty under the terms of the Lease.

9.  It is recognized that the burdens elaborated in Article 7 herein are “Permitted Encumbrances” under the terms of the Offshore Operating Agreement referenced hereinabove in Article 3.  However, ASSIGNEE specifically acknowledges that the overriding royalty elaborated in Article 8 is not a “Permitted Encumbrance” under the terms of the said Offshore Operating Agreement.

IN WITNESS WHEREOF, this Assignment is executed this 29th day of September, 2008, but effective for all purposes June 1, 2008.

WITNESSES:

ASSIGNOR:

Ridgelake Energy, Inc.

/s/ Kim D. Dodgen
Kim D. Dodgen
By: /s/ Frank J. Cangelosi, Jr.
/s/ Tina Deidrich	Frank J. Cangelosi, Jr.
Tina Deidrich	Secretary & Treasurer

WITNESSES:

ASSIGNEE:

Offset Leo LLC

/s/ Pauline Jacobs
Pauline Jacobs
By: /s/ Franciscus Adrianus Jacobs
/s/ Kerry Cottreau	Name: Franciscus Adrianus Jacobs
Kerry Cottreau	Sole Director, President and Corporate Secretary

South Marsh LLC

/s/ Pauline Jacobs
Pauline Jacobs
By: /s/ Franciscus Adrianus Jacobs
/s/ Kerry Cottreau	Name: Franciscus Adrianus Jacobs
Kerry Cottreau	President

ACKNOWLEDGEMENT

STATE OF LOUISIANA
PARISH OF JEFFERSON

BEFORE ME, the undersigned Notary Public, on this day personally came and appeared William M. Hines, being by me duly sworn and known to me to be the person whose name is subscribed to the foregoing instrument as Vice President of Ridgelake Energy, Inc., a Louisiana corporation, and acknowledged to me that he executed the same by authority of the board of directors of said corporation, for the purposes and consideration therein expressed, in the capacity therein stated and as the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL this 29th day of September, 2008.

/s/ Herbert W. Christenberry
NOTARY PUBLIC

ACKNOWLEDGEMENT

PROVINCE OF BRITISH COLUMBIA

BEFORE ME, the undersigned Notary Public, on this day personally appeared Franciscus Adrianus Jacobs  being by me duly sworn and known to me to be the person whose name is subscribed to the foregoing instrument as Sole Director, President and Corporate Secretary of Offset Leo LLC, a Delaware limited liability company, and acknowledged to me that he executed same by authority of the board of directors of said company, for the purposes and consideration therein expressed, in the capacity therein stated and as the free act and deed of said company.

GIVEN UNDER MY HAND AND SEAL this 16th day of October, 2008.

/s/ Patricia N. Fedewich
NOTARY PUBLIC

ACKNOWLEDGEMENT

PROVINCE OF BRITISH COLUMBIA

BEFORE ME, the undersigned Notary Public, on this day personally appeared Franciscus Adrianus Jacobs, being by me duly sworn and known to me to be the person whose name is subscribed to the foregoing instrument as President  of South Marsh LLC, a Delaware corporation, and acknowledged to me that he executed same by authority of the board of directors of said corporation, for the purposes and consideration therein expressed, in the capacity therein stated and as the free act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL this 16th day of October, 2008.

/s/ Patricia N. Fedewich
NOTARY PUBLIC